UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2011

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12671 High Bluff Drive, Suite 200, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On July 18, 2011, Zogenix, Inc. (“Zogenix”) and Cowen Healthcare Royalty Partners II, L.P. (“Cowen Royalty”) closed the stock and warrant issuance previously announced in connection with the Cowen Royalty royalty financing. Under the terms of the Stock and Warrant Purchase Agreement between Zogenix and Cowen Royalty (the “Purchase Agreement”), Zogenix issued and sold to Cowen Royalty for cash $1.5 million of Zogenix Common Stock (“Common Stock”) at a price of $3.86 per share (equal to the average closing price of Zogenix Common Stock reported by the Nasdaq Stock Market for the five consecutive trading days immediately preceding June 30, 2011). An aggregate of 388,601 shares of Common Stock were issued to Cowen Royalty. In addition, under the terms of the Purchase Agreement, Zogenix issued to Cowen Royalty warrants exercisable into 225,000 shares of Common Stock. The warrants are exercisable at $9 per share of Common Stock and have a term of 10 years.

The shares of Common Stock and warrants were issued in a private placement pursuant to Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”), and thus have not been registered under the Securities Act. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The resale of the shares of Common Stock and the Common Stock issuable upon exercise of the warrants may be registered pursuant to the terms set forth in an amendment to Zogenix’s existing investor’s rights agreement.

* * *

The foregoing description of the terms of the Purchase Agreement and warrants is qualified in its entirety by reference to the provisions of such agreements, which will be filed as exhibits to Zogenix’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

Item 8.01.	Other Events.

On July 18, 2011, Zogenix issued a press release entitled “Zogenix Closes $30 Million Royalty Financing with Cowen Healthcare Royalty Partners II.”

A copy of the press release, dated July 18, 2011, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The contents of the press release are deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: July 18, 2011	By:	/S/ ANN D. RHOADS
	Name:	Ann D. Rhoads
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary